Exhibit 99.2

MOTORSPORT GAMES INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

	Year Ended December 31, 2022
	Motorsport Games Inc.	Divestiture of the NASCAR License		Pro Forma
Revenues	$10,324,559	$-		$10,324,559
Cost of revenues [1]	4,960,317	-		4,960,317
Gross profit	5,364,242	-		5,364,242

Operating expenses:
Sales and marketing [2]	6,172,324	-		6,172,324
Development [3]	10,417,260	-		10,417,260
General and administrative [4]	13,764,177	-		13,764,177
Impairment of goodwill	4,788,270	-		4,788,270
Impairment of intangible assets	4,828,478	-		4,828,478
Gains from sale of intangible assets	-	(2,766,094	)(a)	(2,766,094)
Depreciation and amortization	420,137	(226,250	)(b)	193,887
Total operating expenses	40,390,646	(2,992,344)		37,398,302
Loss from operations	(35,026,404)	2,992,344		(32,034,060)
Interest expense [5]	(1,148,204)	-		(1,148,204)
Other (loss) income, net	(665,846)	-		(665,846)
Net loss	(36,840,454)	2,992,344		(33,848,110)
Less: Net loss attributable to non-controlling interest	(849,649)	-	(c)	(849,649)
Net loss attributable to Motorsport Games Inc.	$(35,990,805)	$2,992,344		$(32,998,461)

Net loss attributable to Class A common stock per share:
Basic and diluted	$(30.73)			$(28.17)

Weighted-average shares of Class A common stock outstanding:
Basic and diluted	1,171,323			1,171,323

[1] Includes related party costs of $6,228 for the year ended December 31, 2022.

[2] Includes related party expenses of $565,759 for the year ended December 31, 2022.

[3] Includes related party expenses of $76,093 for the year ended December 31, 2022.

[4] Includes related party expenses of $394,358 for the year ended December 31, 2022.

[5] Includes related party expenses of $75,616 for the year ended December 31, 2022.

The accompanying notes are an integral part of these consolidated financial statements.

MOTORSPORT GAMES INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

	Six Months Ended June 30, 2023
	Motorsport Games Inc.	Divestiture of the NASCAR License		Pro Forma
Revenues	$3,468,485	$-		$3,468,485
Cost of revenues [1]	2,114,903	-		2,114,903
Gross profit	1,353,582	-		1,353,582

Operating expenses:
Sales and marketing [2]	1,053,198	-		1,053,198
Development [3]	4,184,902	-		4,184,902
General and administrative [4]	5,933,343	-		5,933,343
Impairment of goodwill	-	-		-
Impairment of intangible assets	4,004,627	-		4,004,627
Gains from sale of intangible assets	-	(2,879,219	)(a)	(2,879,219)
Depreciation and amortization	202,208	(113,125	)(b)	89,083
Total operating expenses	15,378,278	(2,992,344)		12,385,934
Loss from operations	(14,024,696)	2,992,344		(11,032,352)
Interest expense [5]	(443,870)	-		(443,870)
Other (loss) income, net	1,008,492	-		1,008,492
Net loss	(13,460,074)	2,992,344		(10,467,730)
Less: Net loss attributable to non-controlling interest	(188,103)	-	(c)	(188,103)
Net loss attributable to Motorsport Games Inc.	$(13,271,971)	$2,992,344		$(10,279,627)

Net loss attributable to Class A common stock per share:
Basic and diluted	$(5.42)			$(4.20)

Weighted-average shares of Class A common stock outstanding:
Basic and diluted	2,448,131			2,448,131

[1] Includes related party costs of $0 for the six months ended June 30, 2023.

[2] Includes related party expenses of $17,076 for the six months ended June 30, 2023.

[3] Includes related party expenses of $30,923 for the six months ended June 30, 2023.

[4] Includes related party expenses of $181,876 for the six months ended June 30, 2023.

The accompanying notes are an integral part of these consolidated financial statements.

MOTORSPORT GAMES INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)

	As of June 30, 2023
	Motorsport Games Inc.	Divestiture of the NASCAR License		Pro Forma

Assets

Current assets:
Cash and cash equivalents	$1,966,553	$3,843,885	(a)	$5,810,438
Accounts receivable, net of allowances of $2,532,383	1,018,784	-		1,018,784
Due from related parties	68,421	-		68,421
Prepaid expenses and other current assets	1,043,214	500,000	(b)	1,543,214
Total Current Assets	4,096,972	4,343,885		8,440,857
Property and equipment, net	394,608	-		394,608
Operating lease right of use assets	300,265	-		300,265
Goodwill	-	-		-
Intangible assets, net	8,544,394	(1,684,654	)(c)	6,859,740
Total Assets	$13,336,239	$2,659,231		$15,995,470

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	876,198	-		876,198
Accrued expenses and other liabilities	3,359,598	(333,113	)(d)	3,026,485
Due to related parties	32,129	-		32,129
Purchase commitments	2,239,821	-		2,239,821
Operating lease liabilities (current)	190,604	-		190,604
Total Current Liabilities	6,698,350	(333,113)		6,365,237
Operating lease liabilities (non-current)	112,900	-		112,900
Other non-current liabilities	3,105,037	-		3,105,037
Total Liabilities	$9,916,287	$(333,113)		$9,583,174

Stockholders’ Equity

Preferred stock, $0.0001 par value; authorized 1,000,000 shares; none issued and outstanding	-	-		-
Class A common stock - $0.0001 par value; authorized 100,000,000 shares; 2,720,328 shares issued and outstanding	269	-		269
Class B common stock - $0.0001 par value; authorized 7,000,000 shares; 700,000 shares issued and outstanding	70	-		70
Additional paid-in capital	91,736,545	-		91,736,545
Accumulated deficit	(87,251,102)	2,992,344	(e)	(84,258,758)
Accumulated other comprehensive loss	(1,208,945)	-		(1,208,945)
Total Stockholders’ Equity Attributable to Motorsport Games Inc.	3,276,837	2,992,344		6,269,181
Non-controlling interest	143,115	-		143,115
Total Stockholders’ Equity	3,419,952	2,992,344		6,412,296
Total Liabilities and Stockholders’ Equity	$13,336,239	$2,659,231		$15,995,470

The accompanying notes are an integral part of these consolidated financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

The pro forma adjustments are based on the terms of the Assignment and Assumption Agreement (the “Agreement”) of the Second Amended and Restated Distribution and License Agreement by and between 704Games LLC, a Delaware limited liability company (successor by merger to 704 Games Company, a Delaware corporation), a wholly-owned subsidiary of the Stockholder, and NASCAR Team Properties, a series trust organized under the laws of Delaware, effective as of January 1, 2019, as amended by that certain Amendment to Second Amended and Restated Distribution and License Agreement, dated November 13, 2020, and the Amendment to Second Amended and Restated Distribution and License Agreement, dated November 30, 2020 (the “Contract”), as well as the NASCAR Limited License Agreement (the “New Agreement” between Motorsport Games Inc. (the “Company”) and NASCAR Team Properties (“NTP”).

These pro forma adjustments include those adjustments that are directly attributable to the assignment of the Agreement and acquisition of the New Agreement and deemed to be factually supportable, or based on estimates and assumptions that management believes to be reasonable. The pro forma adjustments are described below:

Unaudited Pro Forma Condensed Consolidated Statements of Operations

(a) The gain on disposal of the Agreement has been calculated as the difference between the total consideration received under the Agreement, less the carrying value, or net book value, of the NASCAR License as capitalized under Intangible Assets in the balance sheet of the Company as of the start of the period adjusted for by the pro forma adjustments.

(b) The reduction in depreciation and amortization, an accounting estimate, reflects the reversal of amortization expense incurred during the period subject to pro forma adjustments in order to correctly reflect the gain on disposal of the NASCAR License at the beginning of the period subject to pro forma adjustments. No amortization has been recorded in respect of the new finite-lived intangible asset acquired under the New Agreement as the agreement is not effective until the fourth-quarter of 2023.

(c) There is no adjustment to the net loss attributable to non-controlling interests, net of tax, as the disposal of the Agreement relates to a portion of the business that is wholly-owned by the Company and therefore does not have a minority shareholder interest.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

(a) The increase in cash and cash equivalents represents the expected cash proceeds received on the execution of the disposal of the Agreement, offset by the cash consideration payable on execution for the New Agreement. Such amounts will be net settled as part of the overall transaction.

(b) The increase in prepaid expenses and other assets reflects purchase consideration due as a result of the disposal of the Agreement, which is deferred and due six-months from the execution date, with no other payment conditions attached. An incremental $0.5 million purchase consideration is due as a result of the disposal, however such consideration is deemed variable in nature and subject to the Company fulfilling certain conditions in order for the amount deferred to be payable. As those conditions have not been fulfilled at the execution date, the Company determined it appropriate not to recognize the deferred consideration until such time those conditions are deemed highly probable of being satisfied.

(c) The decrease in intangible assets reflects the disposal of the NASCAR License, a finite-lived intangible asset, as a result of the assignment of the license under the Agreement, which is partially offset by the addition of a new finite-lived intangible asset, acquired under the New Agreement.

(d) The decrease in accrued expenses and other liabilities reflects the reduction in accrued minimum royalty guarantee, which is paid in full and upfront as part of the disposal of the Agreement and the acquisition of the New Agreement.

(e) The decrease accumulated deficit reflects the gain on disposal of the Agreement.